Exhibit 99.4

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2022, 2021 and 2020

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

KPMG LLP

1601 Market Street

Philadelphia, PA 19103-2499

Report of Independent Registered Public Accounting Firm

To the Managing Board and Members

Tiedemann Wealth Management Holdings, LLC:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial condition of Tiedemann Wealth Management Holdings, LLC and subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

KPMG LLP

We have served as the Company’s auditor since 2000.

Philadelphia, Pennsylvania

March 31, 2023

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Financial Condition

December 31, 2022 and December 31, 2021

Assets	2022	2021
Cash and cash equivalents	$7,130,936	8,040,237
Investments at fair value	144,905	1,045,272
Equity method investments	51,600	1,563,918
Fees receivable	19,539,591	20,018,781
Right-of-use assets	10,095,042	—
Intangible assets, net	20,578,203	15,483,147
Goodwill	25,464,386	22,184,797
Fixed assets, net	974,961	1,217,659
Notes receivable from members	1,161,303	1,701,994
Related party receivable	4,005,329	2,532,828
Other assets	2,601,184	1,268,212
Fair value of interest rate swap	241,225	—

Total assets	$91,988,665	75,056,845

Liabilities and Members’ Capital
Accrued compensation and profit sharing	$15,659,763	13,214,485
Accrued member distributions payable	11,421,836	4,000,000
Accounts payable and accrued expenses	8,073,238	4,439,168
Lease liabilities	10,712,588	—
Earn-in consideration, at fair value	1,519,400	—
Payable to equity method investees	—	1,042,608
Payable under delayed share purchase agreement	1,818,440	—
Term notes, line of credit and promissory notes	21,187,122	11,697,122
Fair value of payout right	3,661,576	—
Fair value of interest rate swap	—	34,502
Deferred tax liability, net	82,270	106,988
Deferred rent	—	500,912

Total liabilities	74,136,233	35,035,785

Commitments and contingencies (Note 11)
Members’ capital – Class A	2,548	5,711
Members’ capital – Class B	18,607,325	39,582,385

Total members’ capital	18,609,873	39,588,096
Accumulated other comprehensive income	(1,077,289)	—
Non-controlling interest	319,848	432,964

Total equity	17,852,432	40,021,060

Total liabilities and equity	$91,988,665	75,056,845

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Income

Years ended December 31, 2022, December 31, 2021 and December 31, 2020

	2022	2021	2020
Income:
Trustee, investment management, and custody fees	$76,871,726	75,703,246	64,389,302

Total income	76,871,726	75,703,246	64,389,302

Operating expenses:
Compensation and employee benefits	51,234,339	47,412,792	42,163,726
Systems, technology, and telephone	6,331,267	5,070,338	4,008,405
Occupancy costs	4,503,328	3,498,052	3,623,826
Professional fees	9,400,587	6,881,887	2,020,162
Travel and entertainment	1,723,970	566,102	245,723
Marketing	1,170,308	931,120	872,649
Business insurance and taxes	1,147,484	1,235,126	592,285
Education and training	38,582	34,764	36,726
Contributions, donations and dues	302,501	254,193	147,126
Depreciation and amortization	452,531	695,274	690,448
Amortization of intangible assets	1,886,396	1,356,267	1,223,923

Total operating expenses	78,191,293	67,935,915	55,624,999

Operating (loss) income	(1,319,567)	7,767,331	8,764,303
Other income (expenses)
Interest and dividend income	206,482	56,588	33,408
Interest expense	(633,178)	(454,406)	(417,412)
Other investment (loss) gain, net	(96,609)	62,054	(221,844)
Change in fair value of payout right	(3,661,576)	—	—
Income (loss) on equity method investments (Note 6)	32,876	(3,051,619)	(404,430)
Earn-in consideration loss	(220,532)	—	—
Variable interest entity loss on investment (Note 3)	—	(146,264)	—
Change in fair value of interest rate swap	275,727	177,565	(212,067)
Other expense	(54,761)	(105,087)	(58,762)

Income before taxes	(5,471,138)	4,306,162	7,483,196
Income tax expense	(526,625)	(515,400)	(496,697)

Net (loss) income for the year	(5,997,763)	3,790,762	6,986,499

Net loss attributable to noncontrolling interest	113,116	148,242	—

Net (loss) income for the year attributable to the Company	$(5,884,647)	3,939,004	6,986,499

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

Years ended December 31, 2022, December 31, 2021 and December 31, 2020

	2022	2021	2020
Net (loss) income for the period	$(5,997,763)	3,790,762	6,986,499
Other comprehensive income:
Foreign currency translation adjustments	(1,077,289)	—	—

Comprehensive (loss) income	$(7,075,052)	3,790,762	6,986,499

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Equity

For the Years December 31, 2022, December 31, 2021 and December 31, 2020

	Class A	Class B	Total Members’ Capital	Accumulated other comprehensive income	Non- controlling Interest	Total Equity
Equity as of January 1, 2020	$8,393	40,064,634	40,073,027	—	—	40,073,027
Member capital distributions	(496)	(4,811,876)	(4,812,372)	—	—	(4,812,372)
Reallocation of book capital as a result of member transactions	(866)	866	—	—	—	—
Loans to members	—	(625,778)	(625,778)	—	—	(625,778)
Repurchase of member units	—	(4,256,742)	(4,256,742)	—	—	(4,256,742)
Restricted unit compensation	36	1,145,348	1,145,384	—	—	1,145,384
Operations:
Net income for the year	699	6,985,800	6,986,499	—	—	6,986,499

Equity as of December 31, 2020	$7,766	38,502,252	38,510,018	—	—	38,510,018

Equity as of January 1, 2021	$7,766	38,502,252	38,510,018	—	—	38,510,018
Reclassification of loans to members to notes receivable from members (Note 12a)	—	625,778	625,778	—	—	625,778
Non-controlling interest shareholders’ equity	—	—	—	—	581,206	581,206
Member capital distributions	(2,281)	(9,016,634)	(9,018,915)	—	—	(9,018,915)
Reallocation of book capital as a result of member transactions	(1,127)	1,127	—	—	—	—
Restricted unit compensation	791	5,531,420	5,532,211	—	—	5,532,211
Operations:
Net income (loss) for the year	562	3,938,442	3,939,004	—	(148,242)	3,790,762

Equity as of December 31, 2021	$5,711	39,582,385	39,588,096	—	432,964	40,021,060

Equity as of January 1, 2022	5,711	39,582,385	39,588,096	—	432,964	40,021,060
Member capital distributions	(2,374)	(17,456,405)	(17,458,779)	—	—	(17,458,779)
Reallocation of book capital as a result of member transactions	(287)	287	—	—	—	—
Restricted unit compensation	338	2,364,865	2,365,203	—	—	2,365,203
Operations:
Net income (loss) for the year	(840)	(5,883,807)	(5,884,647)	—	(113,116)	(5,997,763)
Other comprehensive loss for the year	—	—	—	(1,077,289)	—	(1,077,289)

Equity as of December 31, 2022	$2,548	18,607,325	18,609,873	(1,077,289)	319,848	17,852,432

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2022, December 31, 2021 and December 31, 2020

	2022	2021	2020
Cash flows from operating activities:
Net (loss) income for the year	$(5,997,763)	3,790,762	6,986,499
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,886,396	1,356,267	1,223,923
Depreciation and amortization	452,531	695,274	690,448
Losses (gains) on investments	96,609	(51,472)	168,070
Loss on earn-in	220,532	—	—
(Income) loss on equity method investments	(32,876)	3,050,350	399,137
Increase in fair value of payout right	3,661,576	—	—
(Increase) in fair value of interest rate swap	(275,727)	(177,565)	212,067
Restricted unit compensation	2,365,203	5,532,211	1,145,384
Deferred income tax (benefit)	(101,145)	(92,510)	60,271
Forgiveness of debt shareholder loan	618,750	—	—
Forgiveness of debt of notes receivable from members	263,055	—	—
Changes in operating assets and liabilities:
Decrease (increase) in fees receivable	1,336,489	(2,648,439)	(1,707,970)
(Increase) decrease in other assets	(1,019,308)	1,019,184	(846,997)
Increase in related party receivable	(1,472,501)	(2,532,828)	—
Operating cash flow from operating leases	617,546	—	—
(Decrease) increase in deferred rent	(500,912)	132,925	82,075
Increase in accrued compensation and profit sharing	2,459,713	6,736,280	(1,129,665)
Decrease in payable to equity method investees	—	(297,842)	—
Increase in accounts payable and accrued expenses	2,279,226	2,373,690	627,337

Net cash provided by operating activities	6,857,394	18,886,287	7,910,579

Cash flows from investing activities:
Cash acquired from consolidation of variable interest entity	470,923	5,900	—
Loss on assets acquired	—	146,265	—
Purchase of Holbein	(8,096,949)	—	—
Purchase of TIH shares	(381,560)	—	—
Receipt of payments of notes receivable from members	428,276	—	—
Loans to members	(300,542)	(1,076,216)	(583,356)
Purchases of investments	(223,858)	(1,138,722)	(1,030,665)
Purchases of equity method investments	(265)	(1,236,076)	(1,213,030)
Cash payment associated with TG contigent consideration	—	—	(6,434,493)
Distributions from investments	4,170	36,773	4,511
Sales of investments	1,027,596	778,636	2,138,699
Purchases of fixed assets	(156,337)	(2,056)	(485,839)

Net cash used in investing activities	(7,228,546)	(2,485,496)	(7,604,173)

Cash flows from financing activities:
Member distributions	(9,835,345)	(8,581,947)	(3,250,205)
Payments on term notes and line of credit	(2,810,000)	(7,060,000)	(8,120,000)
Borrowings on term notes and lines of credit	12,300,000	6,500,000	13,800,000
Payments on promissory notes	—	(2,786,293)	(3,151,831)

Net cash used in financing activities	(345,345)	(11,928,240)	(722,036)

Effect of exchange rate changes on cash	(192,804)	—	—
Net (decrease) increase in cash	(909,301)	4,472,551	(415,630)
Cash and cash equivalents at beginning of the year	8,040,237	3,567,686	3,983,316

Cash and cash equivalents at end of the year	$7,130,936	8,040,237	3,567,686

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$605,853	618,721	311,958
Interest payments on term notes and line of credit	622,344	297,808	327,236
Supplemental disclosure of noncash investing activities:
Non-cash purchase of equity method investment	—	297,842	—
Non-cash delayed share purchase agreement	1,818,440	—	—
Supplemental disclosure of noncash financing activities:
Non-cash equity issuance	—	2,505,153	5,568,480
Non-cash repurchase of units with notes payable	—	6,000	2,797,552
Non-cash repayment of notes receivable in lieu of cash member distribution	201,599	—	—

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(1)	Description of the Business

Tiedemann Wealth Management Holdings, LLC (“the Company”) was incorporated in the state of Delaware on December 5, 2007, as a limited liability company. The Company’s members’ capital consists of Class A shares (voting) and Class B shares (nonvoting). The Company was formed for the purpose of serving as a holding company for its two main subsidiaries, Tiedemann Trust Company (“TTC”) and Tiedemann Advisors, LLC (“TA”) and to serve as a platform to build out the operating presence of these Tiedemann businesses. At December 31, 2022 the Company’s consolidated financial statements also include the subsidiaries Tiedemann Wealth Management Holdings, Inc., TWMH Investments, Inc., Tiedemann Wealth Management GP, LLC, Integrated Wealth Platform, Inc., Holbein Partners, LLP and Tiedemann International Holdings, AG.

TTC acts as a limited purpose trust company, conducting business principally in a trust or fiduciary capacity. TTC provides highly qualified investment and trust services, and objectively allocates all trust assets to independent, individual managers around the world. TTC’s primary regulator is the Delaware Office of the State Bank Commissioner (“the Commission”) and has its offices in Wilmington, Delaware. The Commission has communicated to the Company that it has established a policy that all trust companies have a minimum of 0.25% of managed assets in capitalization.

TA is a Registered Investment Advisor with the Securities and Exchange Commission. TA currently has offices in New York, New York; San Francisco, California; Seattle, Washington; Palm Beach, Florida; Dallas, Texas; Bethesda, Maryland; Portland, Oregon and Aspen, Colorado.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared under the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (GAAP) and conforms to prevailing practices within the financial services industry, as applicable to the Company.

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions include the useful lives of fixed assets and intangibles, the valuation of investments, deferred tax assets, deferred tax liabilities, share based compensation, income tax uncertainties, and other contingencies. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Goodwill

Goodwill represents the excess of the purchase price in a business combination over the fair value of the tangible and intangible assets acquired and the liabilities assumed. Under ASC 350, “Intangible—Goodwill and Other”, goodwill is not amortized, but rather is subject to an annual impairment test.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The Company tests goodwill for impairment as of October 1 of each year, or more frequently if events or changes in circumstances indicate that this asset may be impaired. For the purposes of impairment testing, the Company has determined that it has one reporting unit. The Company’s test of goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not equal to or more than its carrying amount, then no additional steps are necessary. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. For the quantitative analysis, the Company compares the fair value of its reporting unit to its carrying value. If the estimated fair value exceeds its carrying value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the fair value of the reporting unit is less than book value, then under the second step the carrying amount of the goodwill is compared to its implied fair value.

(c)	Intangible assets other than goodwill, net

Other intangible assets are amortized over their estimated useful lives using the straight-line method. Customer relationships have estimated useful lives ranging from 11 to 20 years. Computer software has a useful life of 5 years. Trade names have estimated useful lives of 0.8 years.

(d)	Impairment of long-lived assets

The Company’s long-lived assets and identifiable intangibles that are subject to amortization are reviewed for impairment in accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment indicators include any significant changes in the manner of the Company’s use of the assets and significant negative industry or economic trends.

Upon determination that the carrying value of a long-lived asset may not be recoverable based upon a comparison of aggregate undiscounted projected future cash flows to the carrying amount of the asset, an impairment charge is recorded for the excess of the carrying amount over fair value.

The Company evaluates its long-lived assets, including property and equipment and intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable in accordance with ASC 360. Factors considered important that could result in an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets, significant negative industry or economic trends, and a significant decline in the Company’s stock price for a sustained period of time. The Company recognizes impairment based on the difference between the fair value of the asset and its carrying value. Fair value is generally measured based on either quoted market prices, if available, or a discounted cash flow analysis.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(e)	Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, “Revenue from Contracts with Customers”. Revenues from contracts with customers consist of investment management, trustee, and custody fees. All trustee, investment management and custody fees are earned in the United States. Pursuant to ASC 606, the Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Under this standard, revenue is based on a contract with a determinable transaction price and a distinct performance obligation with probable collectability. Revenue is not recognized until the performance obligation is satisfied and control is transferred to the customer.

Investment management, trustee and custody fees are recognized over the period in which the investment management services are performed, using a time-based output method to measure progress. The amount of revenue varies from one reporting period to another as levels of assets under advisement (“AUA”) change (from inflows, outflows, and market movements) and as the number of days in the reporting period change. No judgment or estimates by management are required to record revenue related to these transactions and pricing is clearly identified within the contract.

For services provided to each client account, the Company charges an investment management, inclusive of custody, and/or trustee fee based on the fair value of the AUA of such account representing a single performance obligation. For assets for which valuations are not available on a daily basis, the most recent valuation provided to the Company is used as the fair value for the purpose of calculating the quarterly fee. In certain circumstances, fixed fees are charged to customers on a monthly basis. The nature of the Company’s performance obligation is to provide a series of distinct services in which the customer receives the benefits of the services over time. The Company’s performance obligation is satisfied at the end of each month or quarter, as applicable to the contract with the customer. Therefore, none of the transaction price is allocated to an unsatisfied performance obligation as of December 31, 2022 and December 31, 2021.

Fees are charged quarterly in arrears based upon the market value at the end of the quarter. Receivable balances from contracts with customers are included in the fees receivable line in the Consolidated Statement of Financial Condition. The Company assesses impairment of fees receivable on a quarterly basis for receivables over 90 days. There were no impairment losses on such Fees Receivable as of December 31, 2022 and December 31, 2021.

Contract assets typically result from contracts when revenue recognized exceeds the amount billed to the customer, and right to payment is not just subject to the passage of time. Contract assets are transferred to fees receivable when the rights become unconditional. The Company had no contract assets as of December 31, 2022 and December 31, 2021.

Contract liabilities (deferred revenue) typically results from fees invoiced or paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized. The Company had no contract liabilities as of December 31, 2022 and December 31, 2021.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The Company does not incur any incremental costs related to obtaining a contract with a customer that it would not have incurred if the contract had not been obtained. Therefore, no such costs have been capitalized in the Consolidated Statements of Financial Condition as of December 31, 2022 and December 31, 2021.

The Company recognizes and records interest income on the accrual basis when earned. Dividend income is recorded on the ex-dividend date.

(f)	Cash and Cash Equivalents

Cash and cash equivalents consist of non-interest bearing balances on deposit, an interest-bearing money market mutual fund, and a mutual fund.

At December 31, 2022 and December 31, 2021, substantially all cash was held in checking accounts at a major financial institution which management believes is creditworthy. Cash held at financial institutions may exceed the amount insured by the Federal Deposit Insurance Corporation.

(g)	Investments

The Company holds marketable securities at fair value in accordance with ASC 321, “Investments – Equity Securities”. Changes in fair value are recorded in Other investment gain (loss), net in the Consolidated Statements of Income.

During the years ended December 31, 2022 and 2021, the Company held interests in various affiliated limited partnerships and limited liability companies whose purpose is to achieve capital appreciation through investments in financial instruments and investment vehicles. The Company has concluded that these entities are variable interest entities and the Company determined it was not the primary beneficiary. Therefore, in accordance with ASC 810, “Consolidations”, the Company does not consolidate these entities, and accounts for their financial interests under the equity method of accounting.

In accordance with ASC 323, “Investments – Equity Method and Joint Ventures”, the Company accounts for investments in which it has significant influence but not a controlling financial interest using the equity method of accounting (see Note 6).

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(h)	Compensation and Employee Benefits

Compensation consists of (a) salary and bonus, and benefits paid and payable to employees and members and (b) stock-based compensation associated with the grants of restricted units to employees. Compensation cost relating to the grant of restricted Class B units is expensed on a straight-line basis over the vesting period of the award, which is generally between three and five years, or in certain cases, grants vest immediately. The fair value of restricted units is estimated based on a multiple of prior year revenue. The Company recognizes forfeitures as they occur.

(i)	Fixed Assets

Equipment and furniture are stated at cost and depreciated using the straight-line method over the estimated useful lives of five years. Leasehold improvements are stated at cost and amortized using the straight-line method over the remaining term of the lease.

(j)	Income Taxes

The Company is a limited liability company. Accordingly, at the Company level, federal, state, and local income taxes are the responsibility of its members. However, some of the Company’s corporate subsidiaries account for income taxes under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 740, Income Taxes. Deferred income taxes are provided based upon the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. In addition, deferred income taxes are determined using the enacted tax rates and laws, which are expected to be in effect when the related temporary differences are expected to be reversed.

In accordance with GAAP, the Company is required to evaluate the uncertainty in tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions with respect to tax deemed not to meet the “more-likely than-not” threshold would be recorded as a tax expense in the current year. The Company has concluded that there is no provision for uncertain tax positions required in the Company’s consolidated financial statements. However, the Company’s conclusions regarding this evaluation are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

(k)	Other Assets

Other assets include prepaid expenses, miscellaneous receivables and software licenses. The Company amortizes assets over their respective useful lives, as applicable.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(l)	Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with ASC 815, “Derivatives and Hedging,” which requires the Company to recognize all derivative instruments on the balance sheet as either assets or liabilities and to measure them at fair value each reporting period unless they qualify for a normal purchase normal sale exclusion. Normal purchases and normal sales contracts are those that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by a reporting entity over a reasonable period in the normal course of business. The Company uses an interest rate swap to manage its interest rate exposure on its long term debt, which is not designated as a cash flow hedge. Changes in the fair value of non-hedge derivatives are immediately recognized in earnings. See Note 15, “Accounting for Derivative Instruments and Hedging Activities” for more information.

(m)	Segment Reporting

The Company measures its financial performance and allocates resources in a single segment. Therefore, the Company considers itself to be in a single operating and reportable segment structure. Accordingly, all significant operating decisions are based upon analysis of the Company as one operating segment. All of the Company’s long-lived assets were located in, and all revenues from external customers were attributed to the United States, as of and for years ended December 31, 2022 and 2021.

(n)	Leases

Effective January 1, 2022, the Company adopted ASC Topic 842, Leases (“ASC 842”) using the optional transition method and applied the standard only to leases that existed at that date. Under the optional transition method, the Company does not need to restate the comparative periods in transition and will continue to present financial information and disclosures for periods before January 1, 2022 in accordance with ASC Topic 840. The Company has elected the package of practical expedients allowed under ASC Topic 842, which permits the Company to account for its existing operating leases as operating leases under the new guidance, without reassessing the Company’s prior conclusions about lease identification, lease classification and initial direct cost. As a result of the adoption of the new lease accounting guidance on January 1, 2022, the Company recognized no cumulative adjustment to members’ capital.

The Company determines the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and thereafter if modified. The lease term includes any renewal options and termination options that the Company is reasonably assured to exercise. The present value of lease payments is determined by using the interest rate implicit in the lease, if that rate is readily determinable; otherwise, the Company uses its incremental borrowing rate. The incremental borrowing rate is determined by using the rate of interest that the Company would pay to borrow on a collateralized basis an amount equal to the lease payments for a similar term and in a similar economic environment.

The Company has elected the practical expedient to not separate lease and non-lease components. The Company’s non-lease components are primarily related to maintenance, insurance and taxes, which varies based on future outcomes and is thus recognized in lease expense when incurred.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(o)	New Accounting Standards recently adopted by the Company

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases. Under ASC 842, the Company determines whether an arrangement is a lease at inception. Lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected lease term. In determining the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date if the rate implicit in the lease is not readily determinable. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record right-of-use assets and lease liabilities for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today and are not recorded on the Company’s balance sheet. For non-public entities, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years, and early adoption is permitted. The Company adopted the new standard as of January 1, 2022 on a modified retrospective basis with no cumulative adjustment to members’ capital as of the adoption date. The Company elected to take the practical expedient to not separate lease and non-lease components as part of the adoption. Lease agreements entered into after the adoption of Topic 842 that include lease and non-lease components are accounted for as a single lease component. Beginning on January 1, 2022, the Company’s operating leases, excluding those with terms less than 12 months, were discounted and recorded as assets and liabilities on the Company’s balance sheet. As of December 31, 2022, the Company had operating lease right-of-use assets of $10,095,042 and operating lease liabilities of $10,712,588 related to the leases recorded on its Consolidated Statements of Financial Condition.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This guidance is effective for public business entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted, including in interim periods. The Company adopted this standard on January 1, 2022. The adoption of this standard did not have a material impact on the Company’s operations or financial position.

(3)	Variable Interest Entities and Business Combinations

(a)	Integrated Wealth Platform, Inc

On January 15, 2021 (“the closing date”), the Company entered into a shareholder agreement to acquire a 25% interest in Integrated Wealth Platform, Inc (IWP). In accordance with ASC 810-50, Consolidation, the Company determined that IWP met the criteria for a variable interest entity, and the Company acquired a controlling financial interest due to the Company’s control of IWP’s Board of Directors. The Company acquired 40% of the outstanding common shares and 25% of the fully diluted shares, in exchange for $340,000 on the closing date. The fully diluted shares of IWP consist of common stock and Stock Option Appreciation Rights (SOARs) that were fully vested as of the closing date. The SOARs allow the holder to acquire shares of IWP common stock upon exercise for a de minimis amount. As of December 31 , 2022, no SOARs have been exercised. The SOARs expire 15 years after the grant date. The fair value of intangible assets related to the acquired IWP software at acquisition date was $689,822. The operating results of IWP from January 15, 2021 through December 31, 2021 and January 1, 2022 through December 31, 2022 are included in the Consolidated Statements of Income, and adjusted for the noncontrolling interest portion.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The acquired intangible asset, software, is being amortized on a straight-line basis over the estimated useful life of 5 years, which approximates the pattern in which the economic benefits of the intangible asset are expected to be realized. The amortization of software as a result of the IWP variable interest entity asset acquisition is included in the Company’s Consolidated Statements of Income and was $138,092 and $132,344 for the years ended December 31, 2022 and 2021, respectively.

(b)	Tiedemann International Holdings, AG

As discussed in Note 6, the Company owned 40% of Tiedemann International Holdings, AG (“TIH”) as of December 31, 2021. TIH did not meet the criteria for a VIE under ASC 810-50 and was accounted for under equity method of accounting as of December 31, 2021. On January 7, 2022 (“the closing date”), the Company purchased an additional 9.9% of TIH shares from certain shareholders in exchange for $381,560 for a total interest of 49.9%. In addition, the Company entered into an agreement to purchase the remaining 50.1% of shares of TIH in exchange for a fixed consideration of $1,818,440 (the “Delayed Share Purchase”) on or before December 31, 2022. The Company concluded that the additional purchase of shares required that a reevaluation of the previous VIE analysis of TIH be performed. In accordance with ASC 810-50, Consolidation, the Company determined that TIH met the criteria for a variable interest entity, and the Company acquired a controlling financial interest due to the Company bearing the risk of the outstanding equity and due to its financial support of TIH’s operations and business ventures.

The financial operating results of TIH, converted from Swiss Francs to USD, are included in the Company’s consolidated financial statements from the closing date. The Company has allocated the purchase price to the net assets acquired, including identifiable intangible assets acquired, and liabilities assumed, based on their estimated fair market values at the closing date. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The fair value of the total purchase consideration was $3,741,309, calculated as follows:

Cash consideration	$381,560
Delayed Share Purchase	1,818,440
Fair value of non-controlling interest previously held by the Company	1,541,309

Total purchase consideration transferred	$3,741,309

The Company recognized a gain of $41,309 on its previously-held NCI (See Note 5). The fair value was calculated using a discounted cash flow model and market multiples of comparable companies.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The following tables sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of TIH:

Acquisition date fair value
Cash and cash equivalents	$274,682
Accounts receivable	31,382
Prepaid expenses	214,854
Other assets	1,674,333
Fixed assets	2,067
Goodwill	1,889,134
Intangible assets	990,717

Total assets	$5,077,169

Accounts payable and accrued expenses	1,259,434
Deferred tax liabilities, net	76,426

Total liabilities assumed	1,335,860

Total purchase consideration	$3,741,309

Goodwill is comprised of expected synergies for the combined operations and the assembled workforce acquired, which does not qualify as a separately recognized intangible asset. Below is a summary of the intangible assets acquired:

Intangible Asset	Fair value	Estimated useful life
Customer Relationships	$979,830	20 years
Trade Names	10,887	0.8 years

	$990,717

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

Not included in total purchase consideration is the forgiveness of a promissory note of a certain shareholder upon the sale of his shares to the Company. The promissory note was related to the shareholder’s original investment in TIH. The Company recognized an expense of $618,750 for the forgiveness of debt during the year ended December 31, 2022, which is included in Compensation and employee benefits in the Consolidated Statements of Income.

On December 22, 2022, the Company and TIH amended the Delayed Share Purchase Agreement. The amendment extended the consideration due date to January 31, 2023, or to such other date as the parties may agree, removed the Company’s option to pay in shares, and increased the payment amount from $1,818,440 to $2,218,440. The $400,000 increase in the payment amount is compensatory in nature and is reflected in Compensation expense on the Consolidated Statements of Income, and in Accrued compensation and profit sharing on the Consolidated Statements of Financial Condition.

(c)	Holbein Partners, LLP

Concurrently on the closing date, the Company issued a loan of $8,096,949 to TIH for the initial cash consideration of its acquisition of Holbein Partners, LLP (“HP”). The financial operating results of HP are included in the Company’s consolidated financial statements from the closing date, due to its consolidation with HP’s parent company, TIH.

The Company has allocated the purchase price to the net assets acquired, including identifiable intangible assets acquired, and liabilities assumed, based on their estimated fair market values at the closing date. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The fair value of the total purchase consideration was $9,367,571 calculated as follows:

Cash consideration	$8,096,949
Earn-in consideration	1,270,622

Total purchase consideration transferred	$9,367,571

Included in total purchase consideration is contingent consideration which is payable to the selling shareholders based on revenue levels in 2023 and 2024. The contingent consideration was measured at fair value using estimates of future revenues as of the closing date and recorded as a liability of $1,270,622. The contingent consideration is expected to be paid in a combination of cash and the Company’s equity on the second and third anniversaries of the closing date.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The following tables sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of HP:

Acquisition date fair value
Cash and cash equivalents	$196,241
Accounts receivable	825,916
Prepaid expenses	303,371
Fixed assets	62,280
Goodwill	1,570,330
Intangible assets	6,698,835

Total assets	$9,656,973

Accounts payable and accrued expenses	289,402

Total liabilities assumed	289,402

Total purchase consideration	$9,367,571

Goodwill is comprised of expected synergies for the combined operations and the assembled workforce acquired, which does not qualify as a separately recognized intangible asset. Below is a summary of the intangible assets acquired:

Intangible Asset	Fair value	Estimated useful life
Customer Relationships	$6,631,170	15 years
Trade Names	67,665	0.8 years

	$6,698,835

Not included in total purchase consideration is contingent compensatory earn-ins, which are payable to the selling shareholders that maintain certain service agreements through the second and third anniversary dates of the closing date. The compensatory earn-ins were measured at fair value using estimates of future revenues as of the closing date. The earn-ins are expected to be paid in a combination of cash and the Company’s equity on the second and third anniversaries of the closing date. The Company recognized an expense of $3,715,754 for the earn-ins during the year ended December 31, 2022, which is included in Compensation and employee benefits in the Consolidated Statements of Income.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

As part of the TIH and HL acquisitions, the Company incurred $117,118 and $0 of acquisition costs in the years ended December 31, 2022 and 2021, respectively, which are included in Professional Fees in the Consolidated Statements of Income.

(4)	Amortization and impairment of intangible assets and goodwill

Total amortization of customer relationships for the years ended December 31, 2022, 2021 and 2020 was $1,675,177, $1,223,923 and $1,223,923 respectively. Total amortization of trade names for the years ended December 31, 2022, 2021 and 2020 was $73,127, $0 and $0, respectively. Total amortization of software for the years ended December 31, 2022, 2021 and 2020 was $138,092, $132,344 and $0, respectively.

	December 31, 2022
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Intangible assets
Amortizing intangible assets:
Customer relationships	17.3	$27,900,920	(7,743,395)	20,157,525
Trade names	0.8	71,300	(71,300)	—
Software	5.0	691,743	(271,065)	420,678

Total		28,663,963	(8,085,760)	20,578,203
Total intangible assets		$28,663,963	(8,085,760)	20,578,203

	December 31, 2021
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Intangible assets
Amortizing intangible assets:
Customer relationships	17.8	$21,000,000	(6,075,623)	14,924,377
Software	5.0	691,743	(132,973)	558,770

Total		21,691,743	(6,208,596)	15,483,147
Total intangible assets		$21,691,743	(6,208,596)	15,483,147

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

During the years ended December 31, 2022, 2021 and 2020, no triggering events were identified, and no impairment charge was recognized on goodwill from acquisitions and intangible assets.

	2022	2021
Balance as of January 1:
Gross goodwill	$22,184,797	22,184,797
Accumulated impairment losses	—	—

Net goodwill as of January 1:	22,184,797	22,184,797
Goodwill acquired during the year	3,279,589	—
Impairment expense	—	—

	3,279,589	—
Balance:
Gross goodwill	25,464,386	22,184,797
Accumulated impairment losses	—	—

Net goodwill:	$25,464,386	22,184,797

(5)	Investments at fair value

Investments at fair value as of December 31, 2022 and December 31, 2021 are presented below:

	2022		2021
	Cost	Fair Value	Cost	Fair Value
Investments at fair value:
Mutual Funds	$73,210	44,437	700,233	611,513
Exchange-traded funds	114,534	100,468	354,862	433,759

	$187,744	144,905	1,055,095	1,045,272

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(6)	Equity Method Investments

Equity method investments as of December 31, 2022 and December 31, 2021 are presented below:

	2022		2021
	Cost	Carrying Value	Cost	Carrying Value
Equity method investments:
TTC Multi-Strategy Fund, QP, LLC	$9,160	10,121	11,630	13,137
TTC Global Long/Short Fund QP, LP	3,939	4,136	4,439	5,264
Energy Infrastructure & Utility Fund QP, LP	739	2,713	1,609	3,169
TTC World Equity Fund QP, LP	12,286	15,363	13,086	21,109
Municipal High Income Fund QP, LP	4,456	4,785	3,701	4,132
TWM Partners Fund, LP	9,330	14,482	9,330	17,107
Tiedemann International Holdings AG	—	—	4,950,000	1,500,000

	$39,910	51,600	4,993,795	1,563,918

Tiedemann International Holdings AG

On October 24, 2019 (“the closing date”), the Company entered into a shareholder agreement to acquire 40% of the common stock of Tiedemann Constantia AG (“TC”) in exchange for both cash and non-cash consideration in the amount of $4,950,000, as discussed further below. In accordance with ASC 810, Consolidation, the Company determined that TC did not meet the criteria for a variable interest entity, and the Company did not acquire a controlling financial interest. As the Company’s investment provided the ability to exercise significant influence over operating and financial policies of TC, the Company accounted for the investment under the equity method of accounting.

In January 2021, all the ownership interest of TC was transferred to Tiedemann International Holdings AG (“TIH”), including the Company’s 40% ownership interest. TIH owns the operating entity TC. In accordance with ASC 810, the Company determined that TIH did not meet the criteria for a variable interest entity, and the Company did not acquire a controlling financial interest. As the Company’s investment provided the ability to exercise significant influence over operating and financial policies of TIH, the Company accounted for the investment under the equity method of accounting.

In consideration for a portion of the interest in TC, the Company has agreed to make $3,000,000 in cash payments to fund TC’s operating expenses. The Company made payments totaling $1,236,076 against this liability in the year ended December 31, 2021. As of January 7, 2022 the Company consolidates TIH (see below and Note 3); therefore, any payments to TIH including the corresponding reductions in the payable to TIH are not reflected in the year ended December 31, 2022. The cash payments in 2021 are included in the “Purchases of equity method investments” line item within investing activities in the Consolidated Statement of Cash Flows.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

In consideration for a portion of the interest in TC, the Company has also entered into a five-year professional services agreement with TC, to provide services with an aggregate value of $1,200,000. The Company consolidates TIH beginning on January 7, 2022 (see below and Note 3); therefore, any services provided to TIH and corresponding reductions to the payable to TIH are not reflected in the year ended December 31, 2022. The Company billed TC $300,225 for professional services in the year ended December 31, 2021. This non-cash reduction to this payable is included in the “(Decrease) in payable to equity method investees” line item within operating activities in the Consolidated Statement of Cash Flows and presented as a supplementary non-cash investing activity on the Statement of Cash Flows.

In July 2021, TIH entered into a Business Combination Agreement with a London-based multi-family office, Holbein Partners LLP. On January 7, 2022, the TIH and Holbein business combination was closed. The Company loaned TIH the total cost of the business transaction, £5,966,021, which translated to $8,096,949. On January 31, 2022, the Company purchased stock from certain shareholders of TIH, bringing its total ownership of TIH to 49.9%. See Note 3 for more information.

In December 2021, the Company began discussions with a significant shareholder of TIH, to purchase additional TIH shares, at which time a valuation was performed, and it was concluded the Company’s investment in TIH was impaired. At December 31, 2021, the Company’s investment in TIH was valued at $1,500,000 and the Company recorded an impairment loss of $2,363,530.

The Company’s share of income and losses and recognition of other-than-temporary impairments are non-cash adjustments to net income. Such income, losses, and impairments are included in the line item ‘Income (loss) on equity method investments’ within operating activities in the Consolidated Statement of Cash Flows. As of January 7, 2022, TIH is no longer accounted for under the equity method of accounting and is consolidated as a variable interest entity. See Note 3 for more information.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The Company’s original carrying value of the investment in TC was $4,950,000, which included the cash contribution agreement of $3,000,000, the professional services agreement of $1,200,000, and equity in the Company valued at $750,000. The current carrying value of the investment was $1,500,000 as of December 31, 2021. The following table presents the changes in the carrying value of the TC and TIH investment as of January 7, 2022 and December 31, 2021.

Carrying value as of December 31, 2020	$4,556,452
Company share of net income (loss) during 2021	(694,191)
2021 Foreign currency translation adjustment	1,269
Other-than-temporary impairment	(2,363,530)

Carrying value as of December 31, 2021	1,500,000
Fair value adjustment	41,309
Purchase of additional TIH shares	381,560
Delayed share purchase agreement remaining TIH shares	1,818,440

Carrying value as of January 7, 2022*	$3,741,309

*	Carrying value consolidated with TIH equity as of January 7, 2022, see Note 3b

At December 31, 2021, the excess carrying value over the Company’s share of net assets of equity method investees was $1,106,804, calculated as follows:

Carrying value of equity method investments as of December 31, 2021	$1,500,000
Company 40% share of net assets	(393,196)

Equity method goodwill as of December 31, 2021	$1,106,804

The Company elected not to amortize the equity method goodwill.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

Summary unaudited financial information for TIH as of December 31, 2021 and 2020 is as follows:

	USD *
	2021	2020
Financial Position:
Current assets	$507,579	375,055
Financial assets	1,697,105	3,243,172
Fixed assets	2,624	21,554

Total assets	$2,207,308	3,639,781

Current liabilities	$1,224,318	996,990

Total liabilities	1,224,318	996,990

Stockholder’s equity	2,595,997	4,095,357
Results of operations:
Net operating (loss) profit	(1,613,007)	(1,452,566)

Total stockholder’s equity	982,990	2,642,791

Total liabilities and stockholder’s equity	$2,207,308	3,639,781

*	The underlying financial statements for TIH were reported in Swiss Franc (CHF). The Company converted to USD using the average FX rate for each year.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(7)	Fixed Assets

Fixed assets on December 31, 2022 and December 31, 2021 consisted of the following:

	2022	2021
Office equipment	$2,894,641	2,747,696
Less accumulated depreciation	(2,425,723)	(2,184,021)

Office equipment, net	468,918	563,675

Leasehold improvements	2,571,791	2,437,716
Less accumulated amortization	(2,065,748)	(1,783,732)

Leasehold improvements, net	506,043	653,984

Fixed assets, net	$974,961	1,217,659

Depreciation and amortization expense for the years ending December 31, 2022, 2021 and 2020 amounted to $452,531, $695,274 and $690,448, respectively.

(8)	Fair Value Measurements

The Company classifies its fair value measurements using a three-tiered fair value hierarchy. The basis of the tiers is dependent upon the various “inputs” used to determine the fair value of the Company’s assets and liabilities. Fair value is considered the value using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The inputs are summarized in the three broad levels listed below:

•	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The following is a summary categorization, as of December 31, 2022 and December 31, 2021, of the Company’s financial instruments based on the inputs utilized in determining the value of such financial instruments:

	December 31, 2022
	Level 1	Level 2	Level 3
	Quoted prices	Observable inputs	Unobservable inputs	Total
Assets:
Mutual funds	$44,437	—	—	44,437
Exchange-traded funds	100,468	—	—	100,468
Interest rate swap	—	241,225	—	241,225
Liabilities:
Earn-in consideration			1,519,400	1,519,400
Payout right			3,661,576	3,661,576

Total	$144,905	241,225	5,180,976	5,567,106

	December 31, 2021
	Level 1	Level 2	Level 3
	Quoted prices	Observable inputs	Unobservable inputs	Total
Assets:
Mutual funds	$611,513	—	—	611,513
Exchange-traded funds	433,760	—	—	433,760
Liabilities:
Interest rate swap	—	34,502	—	34,502

Total	$1,045,273	34,502	—	1,079,775

Derivative instruments consisting of interest rate swaps are recorded at fair value on the Company’s consolidated balance sheets on a recurring basis and are classified as Level 2 within the fair value hierarchy as the fair value can be determined based on observable values of underlying interest rates. For further discussion of interest rate swaps, see Note 15, “Accounting for Derivative Instruments and Hedging Activities”.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The fair value of earn-in consideration is based on expected future revenues discounted at the revenue discount rate less the risk-free rate of return, which approximated 6.8% as of December 31, 2022. It is classified as Level 3 within the fair value hierarchy. As of December 31, 2022, carrying value approximates fair value. For further discussion of earn-in consideration, see Note 3, “Variable Interest Entities and Business Combinations”.

The fair value of the payout right is based on expected future payments weighted on the probability of a successful company sale transaction, discounted at the estimated term to transaction closing less the risk-free rate, which approximated 100% as of December 31, 2022. For further discussion and definition of the payout right, see Note 15, “Accounting for Derivative Instruments and Hedging Activities”.

The following is a summary of the activity within Level 3 investments for the year ended December 31, 2022:

December 31, 2022
	Liabilities
	Earn-in
	consideration	Payout right	Total
Transfers into Level 3	—	—	—
Transfers out of Level 3	—	—	—
Purchases	—	—	—
Issuances	$1,519,400	3,661,576	5,180,976

Total	$1,519,400	3,661,576	5,180,976

There was no Level 3 investments or activity for the year ended December 31, 2021.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(9)	Income Taxes

Income tax expense for the years ended December 31, 2022, 2021 and 2020 comprised the following:

	2022	2021	2020
Current tax expense
Federal	$319,623	318,208	188,098
Foreign	84,182
State and local	203,978	251,046	248,412

Total current tax expense	607,784	569,254	436,510

Deferred tax expense
Federal	(64,116)	(42,945)	60,187
Foreign	(5,660)
State and local	(11,382)	(10,909)	—

Total deferred tax benefit	(81,158)	(53,854)	60,187

Total	$526,625	515,400	496,697

The earnings and losses of the Company for federal and certain state tax jurisdictions are reported on the tax returns of the individual members. However, certain subsidiaries of the Company are taxpaying entities. During 2022, 2021 and 2020, the Company made distributions totaling $7,606,752, $5,012,912 and $1,812,372, respectively, for the purpose of the members’ estimated federal, state, and local tax payments. The Company’s state and local tax expense noted above is comprised of income taxes the Company and its subsidiaries are subject to in federal and state jurisdictions, including U.S. Federal Income Tax, Switzerland Income Tax, Maryland Income Tax, New York City Unincorporated Business Tax, Delaware Franchise Tax and Texas Franchise Tax. The Company also is subject to certain local and state gross receipts taxes, which are included in Business Licenses and Taxes on the Consolidated Statements of Income.

The Company’s current net income tax and gross receipts tax payable was $186,020 and $188,547 as of December 31, 2022 and 2021, respectively, which is included in accounts payable and accrued expenses.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

A reconciliation of the net deferred tax liability for the years ended December 31, 2022 and 2021, respectively, is presented below:

	2022	2021
Deferred tax assets
Earn-in compensation	$920,102	—
Net operating loss carryforward	846,765	59,061
Capital Gains/Losses	46,375	23,936
Unrealized gains & losses, net	14,612	25,162
Book versus tax depreciation	18,229	15,493

Total deferred tax assets, gross	1,846,083	123,652
Less: valuation allowance	(1,761,600)	—

Net deferred tax assets	84,483	123,652
Deferred tax liabilities
Book versus tax amortization	(112,461)	(153,439)
Compensation expense for employee unit awards	(51,159)	(74,936)
Other	(3,133)	(2,265)

Total deferred tax liabilities, gross	(166,753)	(230,640)
Deferred tax liabilities, net	$(82,270)	(106,988)

At December 31, 2022, the Company has net operating loss carryforwards for federal income tax purposes of $284,649, which are available to offset future federal taxable income, if any, indefinitely. At December 31, 2022, the Company has net operating loss carryforwards for foreign income tax purposes of $6,403,638 which are available to offset future foreign taxable income, if any, between 2026 and 2029.

The Company evaluates the realizability of its deferred tax assets on a quarterly basis and may recognize or adjust any valuation allowance when it is more likely than not that all or a portion of the deferred tax asset may not be realized. As of December 31, 2022, the Company has not recognized a valuation allowance for expiring capital loss carryforwards, as the current carryforwards do not expire until December 31, 2025. As of December 31, 2022, the Company has recognized a valuation allowance of $727,575 for net operating loss carryforwards that it does not reasonably expect to fully recoup, due to three years of cumulative tax losses and the expiration of its oldest NOL carryforward on December 31, 2026. As of December 31, 2022, the Company has recognized a valuation allowance of $113,923 for book to tax differences of intangible

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

asset amortization that it does not reasonably expect to recoup. As of December 31, 2022, the Company has recognized a valuation allowance of $920,102 for earn-in compensation expense that is expected to be treated as consideration when paid and not expected to be realized. As of and prior to December 31, 2022, the Company has not recognized any liability for uncertain tax positions.

The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the tax years that remain open under the statute of limitations will be subject to examination by the appropriate tax authorities. The Company is generally no longer subject to federal, state, or local examinations by tax authorities for tax years prior to 2019.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The Company had an effective tax rate of (10%), 12% and 7% for the years ended December 31, 2022, 2021, and 2020, respectively. The effective tax rates differ from the corporate statutory rate of 21.00% primarily due to the portion of losses and earnings attributable to pass-through entities, foreign domiciled entities, permanent differences and discrete state and local income taxes. A reconciliation of the U.S. federal income tax rate of 21.0% to the consolidated financial statements total tax expense for the year ended December 31, 2022, 2021 and 2020 is presented below:

2022 Tax Effect
Pre-Tax book income for consolidated entity	21%
Pass-through entities	1%
Effect of foreign operations	-2%
Change in valuation allowances	-25%
State and local for non taxable entity	-2%
State and local	-1%
Other	-1%

-10%

2021 Tax Effect
Pre-Tax book income for consolidated entity	21%
Pass-through entities	-15%
State and local for non taxable entity	4%
Other	2%

12%

2020 Tax Effect
Pre-Tax book income for consolidated entity	21%
Pass-through entities	-18%
State and local for non taxable entity	3%
Other	1%

7%

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(10)	Retirement Plans

The Company sponsors a defined–contribution 401(k) plan for the benefit of its employees. The plan allows employees to contribute up to 15% of salary subject to certain limitations on a pretax basis. At its discretion, the Company can make profit sharing plan contributions to the participants’ accounts.

The Company accrued profit sharing contributions of $737,906, $719,711 and $611,411 during the years ended December 31, 2022, 2021 and 2020, respectively, which are included in Compensation and employee benefits on the Consolidated statements of income.

(11)	Commitments and Contingencies

As of December 31, 2022, future minimum rental operating leases that have initial or non-cancelable lease terms of one year or greater aggregate to $11,614,688 are payable as follows:

Total
2023	$2,851,762
2024	2,863,247
2025	2,221,949
2026	1,549,901
Thereafter	2,127,829

11,614,688

As of December 31, 2022, future minimum printer, computer, and other non-cancelable technology leases that have initial terms of one year or greater aggregate to $188,013 and are payable as follows:

Total
2023	$104,170
2024	73,040
2025	10,803
2026	—

188,013

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

From time to time in the ordinary course of business, the Company may become subject to various legal proceedings. Some of these proceedings may seek relief or damages in amounts that may be substantial. Because these proceedings are complex, many years may pass before they are resolved, and it is not feasible to predict their outcomes. Some of these proceedings involve claims that the Company believes may be covered by insurance, and the Company advises its insurance carriers accordingly. There are no outstanding or pending litigations as of December 31, 2022.

(12)	Related Party Transactions

(a)	Loans to Members

As discussed in Note 13 and in conjunction with the grant of restricted units, certain employee members of the Company were offered promissory notes to pay their estimated federal, state and local withholding taxes owed by such members on the restricted unit compensation, which constitute loans to members. On December 31, 2020, promissory notes totaling $625,778 were issued by the Company, and bear interest at an annual rate of three and one quarter percent (3.25%). If at each of the first five one-year anniversaries of February 15, 2022, if the members’ employment relationship has not been terminated for any reason, an amount equal to twenty percent (20%) of the principal and accrued interest, shall be forgiven. Upon termination of employment, any outstanding amount of loan not forgiven becomes due within 30 days.

In conjunction with the grant of restricted units in April 2021, certain employee members of the Company were offered $1,076,216 in promissory notes to pay their estimated federal, state and local withholding taxes owed by such members on these issuances. The April 2021 promissory notes accrued interest at an annual rate of 3.25%, and per the initial terms were due on February 15, 2022, or earlier in the event of a sale of the Company. On February 1, 2022, certain promissory notes were amended. Promissory notes totaling $1,367,673 were amended to be forgiven over five years beginning February 15, 2023, so long as the member is still an employee of the Company. Additionally, loans to members totaling $389,643 were amended to become due by December 31, 2022. These loans will be due on or before the closing date of the transaction discussed in Note 21.

On May 1, 2022, the Company issued and increased the promissory notes to certain employee members of the company. The increase in the promissory notes totaled $300,542.

For the years ended December 31, 2022 and 2021, the Company recognized $279,875 and $0, respectively, of forgiveness of principal debt and accrued interest as compensation expense.

The promissory notes are full legal recourse and have applicable default provisions, which allow the Company to enforce collection against all assets of the note holder, including Class B units which have been pledged as collateral. These loans are presented as Notes receivable from members on the Consolidated Statements of Financial Condition as of December 31, 2022 and December 31, 2021.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(b)	Tiedemann Investment Group

The Company makes payments for the New York office leases to Tiedemann Investment Group (“TIG”), a related party. Total payments for the years ended December 31, 2022, 2021 and 2020 were $1,383,620, $1,070,240 and $1,126,055, respectively and are included in the Consolidated Statements of Income in occupancy expense. TIG is also a related party of Alvarium Tiedemann Capital LLC, discussed in Note 21. In 2021, the Company entered into a shared costs agreement with TIG, where certain transaction costs identified between the parties that are equally allocable are to be paid by the Company and treated as a receivable of the Company from TIG for its allocated share and reimbursed by TIG. Total costs paid by the Company for the years ended December 31, 2022 and 2021 that are allocable to TIG were $1,914,424 and $1,243,795, respectively. TIG made payments of $750,000 and $17,500 in the years ended December 31, 2022 and 2021, respectively, against this receivable. Total costs paid by TIG for the years ended December 31, 2022 and 2021 that are allocable to the Company were $865,593 and $0, respectively. The net receivable from TIG of $1,525,125 and $1,226,295 as of December 31, 2022 and 2021, respectively, is reported in Related party receivable on the Consolidated Statements of Financial Condition.

(c)	Alvarium Investments Limited

Alvarium Investments Limited (“Alvarium”) is a related party of Alvarium Tiedemann Capital LLC, discussed in Note 21. In 2021, the Company entered into a shared costs agreement with Alvarium, where certain transaction costs identified between the parties that are equally allocable are to be paid in full by the Company and treated as a receivable of the Company from Alvarium for its allocated share and reimbursed by Alvarium. Total costs paid by the Company for the years ended December 31, 2022 and 2021 that are allocable to Alvarium were $2,058,480 and $1,223,795, respectively. Total costs paid by Alvarium for the years ended December 31, 2022 and 2021 that are allocable to the Company were $754,281 and $0, respectively. Alvarium made payments of $299,982 and $217,984 in the years ended December 31, 2022 and 2021, respectively, against this receivable. The net receivable from Alvarium of $2,010,028 and $1,005,811 as of December 31, 2022 and 2021, respectively, is reported in Related party receivable on the Consolidated Statements of Financial Condition.

(d)	Cartesian Growth Corporation

Cartesian Growth Corporation (“Cartesian”) is a related party of Alvarium Tiedemann Capital LLC, discussed in Note 21. In 2021, the Company entered into a shared costs agreement with Cartesian, where certain transaction costs are to be paid in full by the Company and treated as a receivable of the Company from Cartesian for its allocated share and reimbursed by Cartesian. Total costs paid by the Company for the years ended December 31, 2022 and 2021 that are allocable to Cartesian were $169,453 and $300,722, respectively. Cartesian did not make any payments against this receivable in these years. The net receivable from Cartesian of $470,176 and $300,722 as of December 31, 2022 and 2021, respectively, is reported in Related party receivable on the Consolidated Statements of Financial Condition.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(13)	Restricted Unit Grants

The Company amortizes the grant-date fair value of restricted unit grants on a straight-line basis over the vesting period of the award. The awards have certain terms that trigger immediate vesting, including a change in control. A change in control occurred at the close of the business transaction discussed in Note 21. In the years ended December 31, 2022, 2021 and 2020, the Company recorded $2,365,203. $5,532,211 and $1,145,383, respectively of stock-based compensation expense from restricted unit grants. As of December 31, 2022, the unrecognized compensation cost related to unvested restricted units was $4,240,610.

A summary of the Company’s restricted grant units for the year ended December 31, 2022 is presented below:

	Number of Unvested Units	Remaining Unrecognized Grant-Date Fair Value
Unvested balance at January 1, 2022	446	$6,605,813
Granted		—
Vested	(161)	(2,365,203)

Unvested balance at December 31, 2022	285	$4,240,610

The Company has the right, but not the obligation, to repurchase vested restricted units at fair value upon resignation of any member who is employed by the Company. The repurchase price may be paid over three consecutive annual payments in the form of a Promissory Note. The Promissory Notes are interest bearing and are subject to prepayment without premium or penalty. The Company’s annual payment obligation for all outstanding Promissory Notes is limited to 30% of the Company’s net income; payment obligations exceeding this amount are deferred to future years. See Note 14, “Term Notes, Lines of Credit & Promissory Notes”, for additional information.

(14)	Term Notes, Line of Credit & Promissory Notes

(a)	Term Notes

In March 2020, the Company entered into a $12,800,000 Commercial Loan identified as “Term Note B” with an unaffiliated national bank. The interest rate on this note is variable 1-month LIBOR plus 1.50%. In March 2020, the Company drew down the entire $12,800,000, utilizing $6,434,493 for the Threshold Group, LLC contingent consideration payment and paydown of the Company’s previous term note, with the remaining amount deposited into the Company’s bank account. There is no prepayment penalty on Term Note B. As of December 31, 2022 and 2021, $5,760,000 and $8,320,000 was outstanding under Term Note B, respectively. The estimated fair value of the long-term portion of Term Note B as of December 31, 2022 and 2021 was $5,760,000 and $3,200,000, respectively.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

In March 2020, the Company entered into an Interest Rate Swap Agreement, with a notional value of $12,800,000 with the same unaffiliated national bank, which converted the variable rate of interest to a fixed rate of 2.60% on $12,800,000 of borrowings under the Commercial Loan. Term Note B requires $640,000 quarterly principal repayments, plus accrued interest which began in June 2020 and will continue for twenty quarters, ending with the last repayment on March 15, 2025.

In addition to standard operating covenants, the Company is subject to a Minimum Fixed Charge Coverage Ratio, a Minimum Tangible Net Worth Ratio, and a Maximum Leverage Ratio. The Company was temporarily in breach of the covenants during the year ended December 31, 2022, as a result of the transaction costs associated with the transaction discussed in Note 21, and debt, goodwill and intangible assets associated with the TIH and HL acquisitions discussed in Note 3. There are no financial penalties associated with this breach of compliance. The Term Note may be called or accelerated in the event of a change of control if the unaffiliated national bank does not provide its consent for the change in control.

(b)	Line of Credit

In July 2021, the Company amended its $6,500,000 Revolving Line of Credit into a $7,500,000 Amended and Restated Revolving Line of Credit identified as “Line of Credit”. The interest rate on the Line of Credit will remain a variable 1-month LIBOR plus 1.50%.

In November 2021, the Company amended its $7,500,000 Revolving Line of Credit into a $14,500,000 Amended and Restated Revolving Line of Credit identified as “Line of Credit”. The interest rate on the Line of Credit was amended to the Daily Bloomberg Short-Term Bank Yield Index rate (“BSBY”) plus 1.50%.

On March 9, 2022, the Company’s Revolving Line of Credit expiration date was extended to March 13, 2023. On March 31, 2022, the Company’s Revolving Line of Credit was increased from $14.5 million to $15.5 million. In 2022, the Company drew $12,300,000 from and repaid $250,000 on the Revolving Line of Credit.

At December 31, 2022 and December 31, 2021, the estimated fair value of the long-term portion of the Line of Credit was $0 and $2,000,000, respectively. The estimated fair value of the long-term portion of the Line of Credit is $0 as of December 31, 2022 because it is considered short-term debt due to its current expiration date of March 13, 2023. At December 31, 2022 and 2021, $14,050,000 and $2,000,000 was outstanding on the Line of Credit, respectively.

(c)	Promissory Notes

In November 2020, the Company issued a promissory note in exchange for Class B units from a certain member of the Company valued at $2,065,682. The Company will make principal payments, plus accrued interest at 3.25% per annum, which commenced on February 1, 2021. The remaining principal payments will be made at closing of the business transaction discussed in Note 21. As of December 31, 2022 and 2021, the estimated fair value of the long-term portion of the Promissory Notes was $0 and $688,561, respectively. At December 31, 2022 and 2021, $1,377,122 and $1,377,122 was outstanding on the Promissory Note, respectively.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The fair value of long-term debt is based on expected future cash flows discounted at current interest rates for similar instruments with equivalent credit quality and is classified as Level 3 within the fair value hierarchy. The current interest rate is based on the period-end LIBOR rate plus an applicable margin, which totaled 5.90% as of December 31, 2022 and 1.59% as of December 31, 2021. The fair value of the line of credit approximates carrying value because the credit facility has variable interest rates based on elected short term market rates. The fair value of the promissory note approximates carrying value because the note is due in less than 3 and 12 months as of December 31, 2022 and December 31, 2021, respectively.

A summary of the balances of the notes and lines of credit discussed above are presented below as of December 31, 2022 and 2021. Interest expense for these notes and lines of credit for the years ended December 31, 2022 and 2021 were $654,422 and $454,406, respectively, and are recorded in interest expense on the Consolidated Statements of Income.

	December 31, 2022
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3
		Quoted prices	Observable inputs	Unobservable inputs
Term Note B	$5,760,000	—	—	5,091,351
Promissory Notes	1,377,122	—	1,377,122	—
Line of Credit	14,050,000	—	14,050,000	—

	$21,187,122	—	15,427,122	5,091,351

		December 31, 2021
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3
		Quoted prices	Observable inputs	Unobservable inputs
Term Note B	$8,320,000	—	—	8,105,376
Promissory Notes	1,377,122	—	1,377,122	—
Line of Credit	2,000,000	—	2,000,000	—

	$11,697,122	—	3,377,122	8,105,376

The aggregate maturities of debt for each of the five years subsequent to December 31, 2022 are: $17,987,122 in 2023, $2,560,000 in 2024, $640,000 in 2025 and $0 in 2026.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(15)	Accounting for Derivative Instruments and Hedging Activities

(a)	Interest Rate Swap

In accordance with the amended and restated credit agreement described in note 14, Term Notes and Line of Credit, the Company has a fixed for floating interest rate swap for 100% of the outstanding commercial loan amount, intended to hedge the risks associated with floating interest rates. The Company pays its counterparty the equivalent of a fixed interest payment on a predetermined notional value, and quarterly the Company receives the equivalent of a floating interest payment based on a one-month LIBOR plus 1.5% from the effective date through the termination date. As of December 31, 2022 and 2021, the Company had a derivative asset of $241,225 and a derivative liability of $34,502, respectively, which was included in the Fair value of interest rate swap on the Consolidated Statements of Financial Condition.

(b)	Payout Right

In the event of a Company Sale or Initial Public Offering, the Company partnership agreement entitles its non-employee and employee members who have had their membership units repurchased by the Company to participate in any equity valuation upside that occurs, specifically, if a definitive agreement is entered into with respect to such Company Sale within one year of a repurchase of units, such former members are entitled to an additional payment equal to the amount they would have received as part of such Company Sale less any amounts they were previously paid (the “Payout Right”).

In accordance with ASC 815, the Company treats the Payout Right as a derivative. As of December 31, 2022 and 2021, the fair value of the Payout Rights were $3,661,576 and $0, respectively.

(c)	Impact of Derivative Instruments on the Consolidated Statement of Income

The effect of interest rate hedges is recorded to change in fair value of interest rate swap. For the years ended December 31, 2022 and 2021 the impact to the Consolidated Statements of Income was a gain of $275,727 and $177,565, respectively.

The effect of derivative instruments is recorded to change in fair value of payout right. For the years ended December 31, 2022 and 2021 the impact the Consolidated Statements of Income was a loss of $3,661,576 and $0, respectively.

(16)	Earnings Per Unit

Basic and diluted income per unit amounts are calculated using the weighted-average number of units outstanding for the period. As discussed in Note 3, the earn-in consideration and compensation for the acquisition of Holbein requires 50% of the earn-in to be completed with units of the Company. These contingent units are not included in the computation of diluted earnings per unit because to do so would be antidilutive for the year ended December 31, 2022.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

The following table reconciles net income and the weighted average units outstanding used in the computations of basic and diluted income per unit (in thousands, except for units and per unit data):

	2022	2021	2020
Net (Loss) Income attributed to the Company	$(5,885)	$3,939	$6,986

Denominator:
Weighted average units outstanding - basic and diluted	7,007	6,956	6,536

Per unit:
Basic and diluted per unit	$(839.91)	$566.24	$1,068.85

(17)	Equity

The Company has employee and non-employee members. Non-employee members have certain put options. At least 90 days prior to the end of each fiscal year (“Notice Year”), non-employee members may provide a put notice to the Company of the member’s intent to exercise their put right to require the Company to purchase all or any of the Class B units held by the member. The total of any put notices received will be limited to 10% of the outstanding Class B Units.

The Company may deliver a voluntary call notice to its non-employee members, beginning 90 days after each Notice Year and ending 105 days after each Notice Year. The Company can call up to 20% of the outstanding Class B units.

As of December 31, 2022, there was 1 Class A share outstanding, and 7,006 Class B shares outstanding. As of December 31, 2021, there was 1 Class A share outstanding, and 7,006 Class B shares outstanding. There were no put notices placed by non-employee members in the years ended December 31, 2022 and 2021. There were no call notices placed by the Company in the years ended December 31, 2022 and 2021.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(18)	Revenue

Under ASC 606, Revenue from Contracts with Customers, revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The following table represents the Company’s revenue disaggregated by fee type for each of the years ended December, 2022, 2021 and 2020:

	2022	2021	2020
Income
Investment management fees	$67,155,580	65,800,518	55,595,094
Trustee fees	6,734,440	6,950,064	5,577,239
Custody fees	2,981,706	2,652,439	3,216,969
Other	—	300,225	—

Total income	$76,871,726	75,703,246	64,389,302

(19)	Leases

The Company determines whether an arrangement is a lease at inception. The Company has operating leases for office facilities. As of December 31, 2022, leases generally have remaining lease terms of up to 3 years, some of which include options to extend the lease term for up to 5 years. The Company considers these options in determining the lease term used to establish our right-of use assets and lease liabilities. The lease agreements do not contain any material residual guarantees or material restrictive covenants.

The Company recognizes lease liabilities at the present value of the contractual fixed lease payments discounted using our incremental borrowing rate, as the rate implicit in the lease is typically not readily determinable, as of the lease commencement date or upon modification of the lease.

The Company has lease agreements that contain both lease and non-lease components, and accounts for lease components together with non-lease components (e.g., common-area maintenance).

The components of lease expense for the year ended December 31, 2022 was as follows:

2022
Operating Lease expense	$2,974,065
Variable lease expense	1,353,524
Short-term lease expense	143,723

Total lease expense	$4,471,312

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

Supplemental balance sheet information related to operating leases is as follows:

	Balance Sheet Classification	Dec 31, 2022
Right-of-use assets	Right-of-use Asset	$10,095,042
Current lease liabilities	Lease liabilities	2,531,210
Non-current lease liabilities	Lease liabilities	8,181,378

Weighted-average remaining lease term and discount rate for operating leases are as follows:

Dec 31, 2022
Weighted-average remaining lease term	4.61%
Weighted-average discount rate	3.43%

As of December 31, 2022, the future minimum lease payments for the Company’s operating leases for each of the year’s ending December 31 were as follows:

2023	$2,851,762
2024	2,863,247
2025	2,221,949
2026	1,549,901
2027	890,877
2028 and beyond	1,236,952

Total lease payments	11,614,688
Less: Imputed Interest	(902,100)

Present value of lease liabilities	$10,712,588

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

(20)	Interim Financial Data (Unaudited)

During the fourth quarter of 2022, we determined that errors existed in our interim consolidated financial statements. Specifically, we identified a promissory note which was forgiven in connection with the acquisition of Tiedemann International Holdings, which should have been recognized as compensation expense in accordance with ASC 710. Additionally, we identified a payout right liability (discussed in Note 15) related to the probable consummation of the de-SPAC transaction (discussed in Note 21) which should have been recognized in accordance with ASC 815. The errors were evaluated under the U.S. Securities and Exchange Commission’s (“SEC’s”) authoritative guidance on evaluating the materiality of prior period misstatements to the Company’s financial statements. We evaluated the error and concluded that it was not quantitatively or qualitatively material to the previously reviewed interim consolidated financial statements.

The following tables provide unaudited consolidated interim financial data for all the periods in the year ended December 31, 2022, which have been revised to correct for an immaterial error in prior periods affected as detailed below:

	Year-to-date	Year-to-date	Year-to-date
Consolidated Statements of Financial Condition	3/31/2022	6/30/2022	9/30/2022
Other assets	4,413,113	4,907,579	6,687,066
Total assets	89,596,660	88,122,726	86,603,778
Fair value of payout right	184,074	182,970	364,228
Total liabilities	54,294,235	55,511,675	57,831,925

	Year-to-date	Year-to-date	Year-to-date
Consolidated Statements of Income	3/31/2022	6/30/2022	9/30/2022
Compensation and employee benefits expense	13,559,743	25,420,933	37,468,444
Total operating expenses	18,795,457	36,608,716	55,570,290
Change in fair value of payout right	184,074	182,969	364,227
Net income for the year	886,110	1,798,025	1,102,033

(21)	Subsequent Events

Based on management’s evaluation there are no events subsequent to December 31, 2022 that require adjustment to or disclosure in the consolidated financial statements, except as noted below. Management evaluated events and transactions through and including March 31, 2023, the date these financial statements were available to be issued.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2022, December 31, 2021 and December 31, 2020

On September 19, 2021, the Company entered into a Business Combination Agreement (“the Transaction”) by and among Cartesian Growth Corporation (“SPAC”), Rook MS LLC, Alvarium Investments Limited (“Alvarium”), TIG Trinity GP, LLC, TIG Trinity Management LLC (TIG Trinity GP, LLC together with TIG Trinity Management LLC, the “TIG Entities”), and Alvarium Tiedemann Capital, LLC. Pursuant to the reorganization plan of the Business Combination Agreement, the Company, TIG Entities and Alvarium became the wholly owned subsidiaries of Alvarium Tiedemann Capital, LLC, which is the direct subsidiary of SPAC. Alvarium Tiedemann Capital, LLC, will receive the shares of SPAC upon closing and the SEC public registration. The successful completion of the Transaction closed on January 3, 2023.

On January 3, 2023, Alvarium Tiedemann Holdings, LLC, a subsidiary of Alvarium Tiedemann Capital, LLC, entered into a credit agreement with BMO Harris Bank N.A., (the “Credit Agreement”). The Credit Agreement repaid in full all obligations outstanding under the Term Note and Line of Credit discussed in Note 14.

On January 3, 2023, Alvarium Tiedemann Holdings, LLC repaid the promissory note discussed in Note 14.

Upon consummation of the Transaction on January 3, 2023, the Company settled the Payout Right discussed in Note 15.

Prior to the closing of the Transaction on January 3, 2023, Tiedemann Trust Company (“TTC”) was a consolidated entity of the Company. The change in control of TTC requires regulatory approval, which is expected in 2023. Since regulatory approval was not expected prior to the successful completion of the Transaction, TTC was required to be removed from the deal perimeter of the transaction. The Company entered into a zero-strike forward contract (“Forward Contract”). Under the terms of the Forward Contract, 100% of the equity interests of TTC will transfer to the Company in exchange for no additional consideration once regulatory approval for a change in control is received. Since the Forward Contract is an asset owned by the Company, inherently it was included in the net assets acquired by Alvarium Tiedemann Holdings in the Transaction.